Exhibit 10.1
                                                                 ------------
                  SETTLEMENT AGREEMENT AND TERMINATION OF LEASE

         THIS SETTLEMENT AGREEMENT AND TERMINATION OF LEASE (the "Agreement") is made and entered into effective this 6th day of June, 2008 (the "Effective Date") by and between Ardmore, LLC, a Kentucky limited liability company ("Landlord") and 1st Independence Bank, Inc., a Kentucky banking corporation ("Tenant").

                                    RECITALS

         A. Landlord and Tenant have entered into that certain ground lease dated May 18, 2006 (the "Ground Lease") for certain leased premises at the southeast corner of Laurel Ridge Road and Outer Loop in Jefferson County, Kentucky (the "Leased Premises")

         B. The parties are dispute as to whether the Ground Lease was properly terminated by Tenant and the parties desire to compromise each other's claims and to enter into a full and complete release of all matters and liabilities arising under the Ground Lease.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and considerations set forth below, the receipt and sufficiency of which is acknowledged, Landlord and Tenant hereby agree as follows:

         1. Consideration to Landlord. Tenant has paid to Landlord the sum of $325,000, as payment in full, and in full compromise and settlement, of all amounts due by Tenant under the Ground Lease. In addition, Landlord shall further retain the $10,000 security deposit made by Tenant under Article 19 of the Ground Lease.

         2. Termination of Lease. The parties hereby terminate the Ground Lease which shall be null and void and of no further force and effect.

         3. Releases.

         a. The Tenant's Release of Landlord. For and in consideration of the mutual promises and covenants set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Tenant (for itself and its successors and assigns) hereby unconditionally RELEASES AND FOREVER DISCHARGES Landlord and its predecessors, successors, subsidiaries and affiliates (and their current or former officers, directors, members, employees, agents, partners, principals, managers, insurers, successors and assigns), from any and all claims (including, but not limited to, claims for attorneys' fees), demands, losses, damages, agreements, actions, liens, promises or causes of action (known or unknown) which the Tenant now has or may later discover or which may hereafter exist against them, or any of them, in connection with or arising directly or indirectly out of or in any way related to the Ground Lease, and whether pursuant to contract, common law, statute, ordinance, regulation or otherwise.

         b. Landlord's Release of the Tenant. For and in consideration of the mutual covenants set forth herein and conditioned upon the payment by the Tenant to Landlord of the amounts set forth in Paragraph 1 above, Landlord (for itself and its successors and assigns) hereby RELEASES AND FOREVER DISCHARGES the Tenant and its predecessors, successors, subsidiaries and affiliates (and their current or former officers, directors, members, employees, agents, partners, principals, managers, insurers, successors and assigns) from any and all claims (including, but not limited to, claims for attorneys' fees), demands, losses, damages, agreements, actions, liens, promises or causes of action (known or unknown) which Landlord now has or may later discover or which may hereafter exist against them, or any of them, in connection with or arising directly or indirectly out of or in any way related to the Ground Lease, and whether pursuant to contract, common law, statute, ordinance, regulation or otherwise.

         4. No Admission. Landlord and the Tenant agree that this Agreement shall not operate as an admission of liability on the part of any party.

         5. Cooperation. The parties agree that after the execution of this Agreement they will, without further consideration, execute, acknowledge and deliver in proper form any further instruments, forms, or other documents, and take such other action as the other party to this Agreement may reasonably require, in order effectively to carry-out the intent of this Agreement.

         6. Severability. The parties stipulate and agree that all clauses and provisions of this Agreement are distinct and severable, and it is their intent that in the event this Agreement is ever held to be invalid or unenforceable (in whole or in part) as to any particular type of claim or charge or as to any particular circumstances, it shall remain fully valid and enforceable as to all other claims, charges, and circumstances.

         7. Successors in Interest Bound. This Agreement shall inure to the benefit of, may be enforced by, and shall be binding on, the parties and their heirs, executors, administrators, personal representatives, trustees, receivers, corporate affiliates, partnership affiliates, assigns and successors in interest.

         8. Power and Authority to Execute Agreement. The parties each respectively warrant that (a) each has full power and authority to enter into this Agreement, (b) where required, the execution, delivery and performance of this Agreement have been duly authorized by its governing body, whether a board of directors, partnership, individual, or some other entity, and (c) any individual signing this Agreement on behalf of a business entity or corporate party is authorized to sign the Agreement on its behalf and as its agent. Each party represents and warrants that they have not assigned, transferred, conveyed or encumbered their interest in the Ground Lease, and has full right and authority to enter into the Settlement Agreement and the termination of the Ground Lease thereunder.

         9. Advice of Counsel. The parties each respectively agree: that each has obtained the advice of legal counsel prior to the execution of this Agreement; that each has read this Agreement carefully; that each has been advised of its meaning and consequences by its respective counsel; that each fully understands each and every provision of this Agreement; that each understands that in signing this Agreement, that party is giving up possible future equitable and/or legal claims; and that each signs this Agreement of its own free will.

         10. Confidentiality; Non-Disparagement. Landlord and Tenant may disclose to individuals, businesses and government agencies the termination of the Ground Lease by mutual agreement, as of the Effective Date. Landlord and Tenant agree not to discuss the specific circumstances surrounding this Agreement with any third party other than legal counsel, except that (a) the parties may discuss and disclose such terms and/or circumstances with lenders, insurers, fidelity bond carriers and other third parties who have a relationship with the party, (b) the parties may discuss and disclose such terms and circumstances in connection with any legal or equitable action or proceeding in any state or federal court or before any governmental agency, and (c) any information which becomes known to the public through the exceptions permitted herein, authorized publication or otherwise through no breach of this Agreement by the disclosing party. Notwithstanding the foregoing, Tenant is expressly permitted to make such disclosures regarding this Agreement as it or its counsel determine necessary in order to comply with Tenant's disclosure obligations under the Federal securities laws and regulations, and the rules of the NASDAQ Stock Market. The Landlord and Tenant agree to refrain from any defamation, libel or slander of each other, and any tortious interference with contracts or relationships.

         11. Consideration Represents Reasonably Equivalent Value. The parties hereby acknowledge and agree that the consideration set forth herein represents fair consideration and reasonably equivalent value for the transactions, covenants and agreement herein set forth, which consideration was agreed upon as the result of arm's length, good-faith negotiations between the parties and their respective representatives.

         12. Counterparts. This Agreement may be executed simultaneously in two or more counterparts by means of original and/or facsimile signatures, each of which counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument.


         13. Non-waiver; Cumulative Remedies. Any delay or failure on the part of either of the parties to this Agreement to insist upon performance of any of the provisions of this Agreement or to pursue any of their respective rights or remedies hereunder shall not be construed as a waiver of any such provision or the relinquishment of any such rights or remedies. The parties' rights and remedies provided hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law. In the event of any litigation with regard to this Agreement, the prevailing party or parties shall be entitled to receive from the non-prevailing party or parties, and the non-prevailing party or parties immediately shall pay, all reasonable attorneys' fees, court costs and related expenses incurred by the prevailing party or parties.

         14. Amendments; Headings; Interpretation; Governing Law; Entire Agreement. The parties agree and acknowledge that this Agreement, including the Recitals set forth herein, contains the entire agreement of the parties; that it supersedes all previous negotiations, whether written or oral; and that the terms of this Agreement are contractual and not a mere recital. In executing and delivering this Agreement, the parties warrant that each has relied upon its own judgment and that of its counsel, and that each has in no way relied upon or been induced by any representation, statement or act by the other party or its representatives, except as contained or referred to herein. This Agreement may not be modified or amended in any respect except by a written instrument executed by all the parties or their respective attorneys. The parties agree that there shall be no presumption that this Agreement should be construed against any of the parties merely because of the involvement of either party in its drafting. The parties agree that the headings used in the various paragraphs and sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Kentucky.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the Effective Date set forth above.

                   LANDLORD:

                   ARDMORE, LLC, a Kentucky limited
                   liability company


                   By:      /s/ W.C. Ridge, Jr.
                            ----------------------------
                            Name:  W.C. Ridge, Jr.
                            Title:  Manager

                   TENANT:

                   1ST INDEPENDENCE BANK, INC., a
                   Kentucky banking corporation


                   By:      /s/ N. William White
                            ------------------------------
                            Name: N. William White
                            Title:  President and Chief Executive Officer